EXTERNAL CONSULTING AND SERVICES CONTRACT

In Panamá, October 1, 2009, between:

Company:	STOCKER INTERNATIONAL INC
Legal representative:	Dr. MICHAEL JOHANN STOCKER
Address	Edificio Arango-Orillac, Tercer Piso
Calle 50 y 54 Este, Urbanización Marbella
Republic of Panamá, Panamá
RUC: 535265-1-440754 D.V.3

Hereinafter referred to as “Company”, and

Client:	CONSTITUTION MINING CORP.
Legal representative:	Mr. GARY ARTMONT, Director, President & CEO
Address:	Pasaje Mártir Olaya 129, Oficina 1203
Centro Empresarial José Pardo Torre A
Miraflores, Lima, Perú

Hereinafter referred to as “Client”, agree to the following:

First

The Client herein agrees to hire the Company, in its professional expertise, as set forth in the following clause. The work herein entrusted shall be executed by the Company.

Second

The work or rendering of services assigned by the Client to the Company is described as follows:

“Establish a strategic alliance to assure the correct handling of Corporate Social Responsibility of the projects of the Constitution Mining Corp. projects in Latin America. In detail the following activities will take place:

-	Assessment of overall situation on the Gold Sand Project in Peru from the social and political point of view.
-	Supervision of all activities related to community building and work with local NGO’s
-	Implementation of all social programs, base line studies or any other work related to the social corporate responsibility of the client in Peru or any other country where operations may take place.
-	Cooperation in the area of Knowledge Management Systems. Update work on the already established social database software.

STOCKER INTERNATIONAL INC.
Edificio Arango-Orillac, Tercer Piso Calle 50 y 54 Este, Urbanización Marbella - RUC: 535265-1-440754 D.V.3
Teléfono: (507) 205-3322 / Fax: (507) 205-3323

Colombia      -      Chile      -      Brasil      -      Suiza      -      Panamá
www.stockergroup.com

Third

The Company shall meet all terms herein detailed by October 2010. During the term of this Contract, both parties agree to offer and convey all and any reciprocal comprehensive collaboration that may be required in order to fulfil the terms herein set forth.

Forth

The Company shall work out of Chile. In addition, to execute the activity in Peru, Stocker Group will work at the common representative office for the Client in Lima.

Fifth

The “Company” shall receive a fee based on work load for its services rendered during 1 (one) year (Oct. 2009 to Oct. 2010). The following fees will apply and be invoiced monthly.

(a)   Hourly time charge: For meetings, telephone conferences/calls, etc. of less than half a day fee is USD 200/hour.

(b)  Daily time charge international consultants: For periods equal in duration to, or exceeding, half a day fee is USD 1300/day. Between 0.5 and 1.0 day the charge is pro-rata. Local consultants in Peru will be charged at a day/fee of USD 600/day.  The compensation rate has a cap of $1300 payable in any business day.

(c)  Travel time is charged at the same daily rate.

(d)  Consulting services provided by Dr. MICHAEL JOHANN STOCKER pursuant to this agreement will be limited to USD 10,000/month.

(e)  Reasonable, proven expenses (travel, accommodation, meals, major ‘phone charges, etc.) are charged at cost with no mark up. Receipts are provided for all charges.

(f)  Flights, and combinations of flights, of 3 hours or more in duration are in business class.

(g) The company may terminate the contract with 3 month’s written notice.

Sixth

Due to the nature of the entrusted work, the Company agrees not to disclose any information therein obtained or provided by the Client and/or third parties.  This non-disclosure agreement is permanent and enforceable even upon termination of this contract.

STOCKER INTERNATIONAL INC.
Edificio Arango-Orillac, Tercer Piso Calle 50 y 54 Este, Urbanización Marbella - RUC: 535265-1-440754 D.V.3
Teléfono: (507) 205-3322 / Fax: (507) 205-3323

Colombia      -      Chile      -      Brasil      -      Suiza      -      Panamá
www.stockergroup.com

Seventh

All documents, reports, memorandums, mail, information in all media, whether hard copy or digital and any other means of information – originals and copies - stemming from or dealing with the entrusted work in this Contract herein, are exclusive property of the Client.  Upon termination of services, the Company shall deliver each and every piece of the aforementioned information, complete and duly sorted, to the Client.

Eighth

This Contract is binding exclusively to the aforementioned work, and entails no other legal obligation between both parties other than those instructions given by the Client for the work herein entrusted.

Ninth

Any doubt or conflict that may arise between the parties with respect to this Contract herein, its interpretation, or any of its clauses, enforcement, compliance or termination shall be resolved out of legal courts, by means of an amicable agreement by both parties.  If said dispute were to continue, an arbitrator or amicable mediator, duly designated by both parties shall be selected to resolve dispute.

Tenth

In witness whereof, this contract shall be presented in two duplicate copies and signed by the parties herein. One copy for the Company and one copy for the Client.

STOCKER INTERNATIONAL INC.	CONSTITUTION MINING CORP.
/s/ Dr. Michael Stocker Dr. Michael Stocker	/s/ Gary Artmont Gary Artmont

STOCKER INTERNATIONAL INC.
Edificio Arango-Orillac, Tercer Piso Calle 50 y 54 Este, Urbanización Marbella - RUC: 535265-1-440754 D.V.3
Teléfono: (507) 205-3322 / Fax: (507) 205-3323

Colombia      -      Chile      -      Brasil      -      Suiza      -      Panamá
www.stockergroup.com